THE HIGH YIELD PLUS FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



November 28, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:	The High Yield Plus Fund, Inc. (the "Fund")
File No. 811-05468



Ladies and Gentlemen:

Please find enclosed the following items: (1) the Semi-Annual Report on Form
 N-SAR for the Fund for the six-month period ended September 30, 2005 and
 (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


Very truly yours,


							/s/Deborah A. Docs
							Deborah A. Docs
Secretary



DAD
Enclosures







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of November, 2005.




THE HIGH YIELD PLUS FUND, INC.





Witness: /s/Glenda D. Noel			By:/s/Deborah A. Docs
      Glenda D. Noel 			      Deborah A. Docs
   				  	      Secretary